Exhibit (d)(3)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
SSgA Funds Management, Inc.

As of September 15, 2014, as amended September             2020

Adviser Managed Trust

Tactical Offensive Equity Fund

Tactical Offensive Fixed Income Fund

Tactical Offensive Enhanced Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation SSgA Funds Management, Inc.

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

SSgA Funds Management, Inc.

As of September 15, 2014, as amended September         2020

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Adviser Managed Trust

Tactical Offensive Equity Fund

U.S. Large Cap Equity Mandate	[REDACTED]

U.S. Small/Mid Cap Equity Mandate	[REDACTED]

Developed Foreign Market Mandate	[REDACTED]

Emerging Market Equity Mandate	[REDACTED]

Tactical Offensive Fixed Income Fund

U.S. Investment Grade Mandate	[REDACTED]

Tactical Offensive Enhanced Fixed Income Fund

High Yield Mandate	[REDACTED]

Emerging Market Fixed Income Mandate	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation SSgA Funds Management, Inc.

By:	By:

Name:	Name:

Title:	Title: